Exhibit 10.20

HURON CONSULTING GROUP INC.

REGISTRATION RIGHTS AGREEMENT

by and between

HCG Holdings LLC

and Huron Consulting Group Inc.

Dated as of October 12, 2004

HURON CONSULTING GROUP INC.

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (as amended from time to time, this “Agreement”), dated as of October 12, 2004, by and between Huron Consulting Group Inc., a Delaware corporation (the “Company”) and HCG Holdings LLC, a Delaware limited liability company (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, the parties hereto wish to enter into this Registration Rights Agreement to memorialize their agreement regarding registration rights with respect to the Company.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms when used in this Agreement shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Agreement” shall have the meaning provided in the Introduction.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall mean the common stock, par value $.01 per share of the Company.

“Company” shall have the meaning provided in the Introduction.

“Demand Registration” shall have the meaning provided in Section 2.1.

“Effectiveness Period” shall have the meaning provided in Section 3.2(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Form S-3” shall have the meaning provided in Section 3.1.

“IPO” shall mean the initial public offering of Common Stock by the Company.

“Lock Up Period” shall have the meaning provided in Section 5.1.

“Person” shall mean any natural person, corporation, firm, limited liability company, partnership, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggyback Registration” shall have the meaning provided in Section 4.1.

“Prospectus” shall mean the prospectus included in any registration statement, as amended or supplemented by any prospectus supplement with respect of the terms of the offering of any security of the Company covered by such registration statement and all other amendments or supplements to the prospectus, including post effective amendments, and all material incorporated, or deemed to be incorporated, by reference in such prospectus.

“Registrable Securities” shall mean (i) any shares of Common Stock of the Company owned by the Stockholder upon the IPO; and (ii) any equity securities of the Company issued or issuable with respect to the Common Stock referred to in clause (i) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any similar rule then in force). For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever the Person has the right to acquire, directly or indirectly, the Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not the acquisition has actually been effected.

“Registration” shall have the meaning provided in Section 2.1.

“Registration Expenses” shall have the meaning provided in Section 7.1.

“Resale Registration” shall have the meaning provided in Section 3.1.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Restricted Shares Agreement” shall mean that certain Restricted Shares Award Agreement, dated as of December 10, 2002, among the Company, Huron Consulting Group LLC, a Delaware limited liability company, the Stockholder and Gary E. Holdren.

“Suspension Period” shall have the meaning provided in Section 3.3.

“Underwriting Agreement” shall mean that certain Underwriting Agreement, dated October 12, 2004, by and among the Company, the Stockholder and UBS Securities LLC, Deutsche Bank Securities Inc. and William Blair & Company, L.L.C., as representatives of the several underwriters named therein.

ARTICLE II

DEMAND REGISTRATIONS

2.1 Requests for Registration. Subject to the terms and conditions hereof, at any time after the expiration of the lock-up period set forth in Section 6(e) of the Underwriting Agreement (or earlier if waived) and until the Stockholder ceases to own 10% of the Company’s issued and outstanding common stock, if the Stockholder requests in writing registration under the Securities Act of any of its Registrable Securities (a “Registration”), which request specifies the approximate number of Registrable Securities requested to be registered, then within ten days after receipt of any such request, the Company shall give written notice of such requested Registration to all other holders of Registrable Securities and shall include in the Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the date of mailing of the Company’s notice. The Registration requested pursuant to this Section 2.1 is referred to herein as a “Demand Registration”.

2.2 Registration. The Stockholder, together with any transferee of the Stockholder, shall be entitled to not more than six Demand Registrations, in the aggregate. Subject to the limitations set forth in this Section 2.2 and in Section 2.4, no more than one Demand Registration may be requested in any six-month period. The Company shall pay all Registration Expenses in connection with each Demand Registration. No request for a Demand Registration shall be permitted unless the Registrable Securities sought to be included in such Demand Registration have an expected market value of at least $20 million. A Registration shall not count as a Demand Registration until it has become effective, and any Registration shall not count as a Demand Registration unless the initiating holder or holders of Registrable Securities are able to register and sell at least 70% of the Registrable Securities requested to be included in such Registration.

2.3 Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Stockholder. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Stockholder, the Company shall include in the Registration, prior to the inclusion of any securities which are not Registrable Securities, the number of Registrable Securities requested to be included which, in the opinion of the underwriters, can be sold in an orderly manner within the price range of the offering, pro rata (or as may have been agreed among the holders of Registrable Securities) among the respective holders thereof on the basis of the amount of Registrable Securities requested to be registered by each such holder; provided that if the number of Registrable Securities to be included in the registration is less than 85% of the number requested to be so included, the holders of Registrable Securities covered by such Demand Registration shall be entitled to withdraw such request, upon the affirmative vote of holders holding 66% of such Registrable Securities, and, if such request is withdrawn, the Demand Registration shall not count as a permitted Demand Registration hereunder, and the Company shall pay all Registration Expenses in connection with the withdrawn Registration. Any Persons (other than holders of Registrable Securities) who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Article VII.

2.4 Restrictions on Registrations. The Company shall not be obligated to effect any Demand Registration within six months after the effective date of a Registration demanded by the holders of registration rights under a Registration in which the holders of Registrable Securities were given piggyback rights pursuant to Article IV and in which there was no reduction in the number of Registrable Securities requested to be included. Notwithstanding anything in this Article II to the contrary, if any request for a Demand Registration is delivered at a time when the Company has determined or is currently planning (and has discussed with its Board of Directors its plan) to file a registration statement with respect to an underwritten primary Registration of the Company’s common stock on behalf of the Company (so long as a registration statement is filed with respect thereto within one month of such request for the Demand Registration), the Company may require the holders of the Registrable Securities requesting such Demand Registration to postpone such request until the expiration of the 90-day period following the effective date of such Registration. The Company may, not more than twice in any 12-month period, postpone for up to 90 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors of the Company determines in good faith that it is reasonably foreseeable that the Demand Registration or disclosure of information required by or related to the Demand Registration could materially and adversely impact the Company; provided, that in such event, the holders of Registrable Securities covered by the Demand Registration shall be entitled, upon the affirmative vote of holders holding 66% of such Registrable Securities, to withdraw such request and, if such request is withdrawn, the Demand Registration shall not count as a permitted Demand Registration hereunder, and the Company shall pay all Registration Expenses in connection with the withdrawn Registration; provided further, that upon the election of the Company and upon notice to the Stockholder, one such postponement or suspension may be extended to not more than 120 days at the sole discretion of the Company.

2.5 Selection of Underwriters. In connection with a Demand Registration, the Stockholder shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided, however, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

ARTICLE III

RESALE REGISTRATIONS

3.1 Requests for Registration. Subject to Section 3.3, and further subject to the availability of a registration statement on Form S-3 (“Form S-3”) to the Company, the Company shall, upon the written request from the Stockholder, agree to register some or all of the Stockholder’s Registrable Securities, file with the Commission a registration statement on Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale of the Registrable Securities by the Stockholder and, thereafter, shall use its reasonable best efforts to cause such registration statement to be declared effective under the Securities Act as soon as reasonably practicable after the filing thereof. Within ten days after receipt of any such request, the Company shall give written notice of such requested Registration to all other holders of Registrable Securities and shall include in such Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice; provided, however, that no holder of Registrable Securities shall be entitled to have the Registrable Securities held by it covered by such registration statement unless such holder has made a written request, which request specifies the approximate number of Registrable Securities requested to be registered. The Registration requested pursuant to this Section 3.1 is referred to herein as a “Resale Registration”. Each holder of Registrable Securities shall be entitled to an unlimited number of Resale Registrations so long as it is an affiliate (as such term is used in the Securities Act) of the Company; provided, that the Company shall not be required to effect more than two Resale Registrations within any twelve-month period; provided, further, that the Company agrees to deregister any Registrable Securities included in a Resale Registration if so requested by any holder of such Registrable Securities.

3.2 Period of Effectiveness. Subject to Section 3.3, the Company shall use its reasonable best efforts:

(a) to keep a registration statement for the Resale Registration continuously effective in order to permit the Prospectus forming part thereof to be usable by the holders of Registrable Securities covered thereby for a period of two years after the Resale Registration is declared effective or such shorter period that will terminate when there are no Registrable Securities outstanding (in either case, such period being referred to herein as the “Effectiveness Period”); and

(b) after the registration statement for the Resale Registration has become effective, promptly upon the request of the Stockholder or a transferee of the Stockholder, if all of such holder’s Registrable Securities are not covered thereby, to take any action reasonably necessary to enable such holder to use the Prospectus forming a part thereof for offers and resales of Registrable Securities, including, without limitation, any action reasonably necessary to identify such holder as a selling securityholder in the Resale Registration.

3.3 Temporary Suspensions of a Resale Registration. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time by providing written notice to the holders, to require the holders to suspend the use of the Prospectus for sales of Registrable Securities under the Resale Registration for a reasonable period of time not to exceed 90 days and not more than twice in any twelve-month period (a “Suspension Period”) if the Board of Directors of the Company determines in good faith that it is reasonably foreseeable that the disclosure of information required by or related to the Resale Registration could materially and adversely impact the Company; provided that upon the election of the Company and upon notice to the Stockholder, one such postponement or suspension may be extended to not more than 120 days at the sole discretion of the Company. Immediately upon receipt of such notice, the holders of Registrable Securities covered by the Resale Registration shall suspend the use of the Prospectus until requisite changes to the Prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information. After the expiration of any Suspension Period and without any further request from the holders of Registrable Securities, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the registration statement for the Resale Registration or the Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

3.4 Resale Registration Expenses. The Company shall pay all Registration Expenses of the holders of Registrable Securities in connection with all Resale Registrations.

ARTICLE IV

PIGGYBACK REGISTRATIONS

4.1 Right to Piggyback. Subject to the terms and conditions hereof, whenever the Company proposes to register (including for this purpose a Registration effected by the Company for shareholders other than holders of Registrable Securities) any of its securities under the Securities Act (other than (i) a Registration under Articles II and III hereof, (ii) a Registration of securities solely relating to an offering and sale pursuant to any employee stock plan or other employee benefit plan arrangement, including any registration on Form S-8 (or any successor form thereto) or (iii) a Registration of securities issued solely in an acquisition or business combination including any Registration on Form S-4 (or any successor form thereto)) (a “Piggyback Registration”), the Company shall give at least 20 days’ written notice to all holders of Registrable Securities of the Company’s intention to effect such a Registration and shall include in the Registration, subject to any agreement among the holders of Registrable Securities, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice.

4.2 Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by the Company in all Piggyback Registrations.

4.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary Registration on behalf of the Company and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in the Registration and any securities requested to be included in the Registration pursuant to the registration rights previously granted pursuant to the Restricted Shares Agreement, pro rata among the holders of such Registrable Securities and the holder under the Restricted Share Agreement on the basis of the number of shares proposed to be registered by each, (iii) third, securities requested to be included in the Registration pursuant to registration rights granted by the Company after the date hereof, pro rata among the holders of such other securities on the basis of the number of shares requested to be registered by each such holder, and (iii) fourth, such other securities requested to be included in the Registration.

4.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary Registration on behalf of holders of the Company’s securities and the managing underwriters advise the Company in writing that, in their opinion, the number of securities requested to be included in the Registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the holders initially requesting the Registration, the Company shall include in such Registration (i) first, the Registrable Securities requested to be included in the Registration, (ii) second, the securities requested to be included therein by the holders requesting such Registration, (iii) third, any securities requested to be included in the Registration pursuant to the registration rights previously granted pursuant to the Restricted Shares Agreement and any securities requested to be included in the Registration pursuant to registration rights granted by the Company after the date hereof, pro rata among the holder under the Restricted Share Agreement and the holders of such other securities on the basis of the number of shares requested to be registered by each such holder, and (iv) fourth, other securities requested to be included in such Registration.

4.5 Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the Company shall select the investment banker(s) and manager(s) to administer the offering.

4.6 Other Registrations. Unless otherwise agreed to by Stockholder, if the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Article II or pursuant to this Article IV, and if such previous Registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other Registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities (except on Form S-4 or Form S-8 or any successor or similar forms or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least six months has elapsed from the effective date of the previous Registration.

ARTICLE V

LOCK UP AGREEMENTS

5.1 In General. Each holder of Registrable Securities agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during a period of up to 90 days (as may be requested by the Company and the managing underwriters) following any underwritten, registered public offering of Company common stock (such period being the “Lockup Period”), beginning on the effective date of such underwritten, registered offering (except for sales of such securities as part of such underwritten, registered offering), unless the managing underwriters otherwise agree. The foregoing provisions of this Section 5.1 shall not apply unless all directors and executive officers of the Company enter into substantially similar arrangements.

5.2 Effect on Company. The Company agrees (i) not to effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period of up to 90 days, as required by the managing underwriters, beginning on the effective date of any underwritten Registration (except as part of such underwritten Registration or pursuant to Registrations on Form S-4 or Form S-8 or any successor or similar forms or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), unless the managing underwriters otherwise agree, and (ii) if requested by the managing underwriters, to use reasonable efforts to cause each director and executive officer to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriters otherwise agree.

ARTICLE VI

REGISTRATION PROCEDURES

6.1 Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the Registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) Prepare and, in the case of a Demand Registration or Resale Registration, no later than 45 days after a request for a Demand Registration or Resale

Registration, file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause the registration statement to become effective and remain effective until the earlier of (i) the date when all Registrable Securities covered by the registration statement have been sold, or (ii) other than in the case of a Resale Registration, 180 days from the effective date of the registration statement; provided, that before filing a registration statement or Prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Stockholder copies of all such documents proposed to be filed, to the extent specifically requested by such counsel, including documents that are to be incorporated by reference into the registration statement, amendment or supplement, which documents shall be subject to the review of such counsel, and which proposed registration statement or amendment or supplement thereto shall not be filed by the Company if the Stockholder reasonably objects to such filing; and provided further, that the period for the preparation and filing of a Demand Registration or Resale Registration shall be 90 days if a request for a Demand Registration or Resale Registration is made in the first 45 days of any year, and the Company cannot file such Demand Registration or Resale Registration without audited financial statements for the prior calendar year under the rules of the Commission;

(b) Prepare and file with the Commission such amendments and supplements to the registration statement and the Prospectus used in connection therewith as may be necessary to keep the registration statement effective for the period referred to in Section 6.1(a) or Section 3.2, as applicable, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the registration statement during such period in accordance with the intended methods of disposition by the sellers thereof as set forth in the registration statement;

(c) Furnish to each seller of Registrable Securities such number of copies of the registration statement, each amendment and supplement thereto, the Prospectus included in the registration statement (including each preliminary prospectus) and such other documents as such holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such holder;

(d) Use commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any holder thereof reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder; provided, however, that the Company shall not be required to qualify to do business or file a general consent to service of process in any such jurisdiction;

(e) Notify each holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to the Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(f) Promptly notify the holders of such Registrable Securities and the underwriters, if any, of the following events and (if requested by any such Persons) confirm such notification in writing: (i) the filing of the Prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such document; (ii) any written comments by the Commission or any requests by the Commission for amendments or supplements to the registration statement or the Prospectus or for additional information; (iii) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose;

(g) Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by the registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(h) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) Enter into such customary agreements (including, without limitation, underwriting agreements in customary form) and take all such other actions as the Stockholder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(j) Make available for inspection by the Stockholder, any underwriter participating in any disposition pursuant to the registration statement and any attorney, accountant or other agent retained by the Stockholder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder, underwriter, attorney, accountant or agent in connection with the registration statement;

(k) Otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 1l(a) of the Securities Act and Rule 158 thereunder;

(l) Make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement and, in the event of the issuance of any such stop order, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any security included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order;

(m) Use its best efforts to cause such Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the holders thereof to consummate the disposition of such Registrable Securities;

(n) Cooperate with the selling holders of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters;

(o) Make available, on a reasonable basis, senior management personnel of the Company to participate in, and cause them to cooperate with the selling holders of Registrable Securities or the managing underwriter in any underwritten offering in connection with “road show” and other customary marketing activities, including “one on one” meetings with prospective purchasers of the Registrable Securities to be sold in the underwritten offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto, in each case to the same extent as if the Company were engaged in a primary registered offering of its capital stock;

(p) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement; and

(q) In connection with an underwritten offering, (i) make such representations and warranties to the selling holders of such Registrable Securities and the underwriters with respect to the Registrable Securities and the registration statement as are customarily made by issuers to underwriters in primary underwritten offerings, (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and which opinions shall be reasonably satisfactory to the underwriters and to the Stockholders) addressed to each selling holder and the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Stockholders and underwriters or their counsel, (iii) obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling holders of Registrable

Securities and the underwriters, such letters to be in customary form and cover matters of the type customarily covered in “cold comfort” letters by underwriters in connection with primary underwritten offerings, and (iv) deliver such documents and certificates as may be reasonably requested by the Stockholder and by the underwriters to evidence compliance with clause (i) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

ARTICLE VII

REGISTRATION EXPENSES

7.1 In General. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation, all Registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne by the Company, and the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

7.2 Reimbursement by the Company. In connection with each Registration, the Company shall reimburse the holders of Registrable Securities covered by such Registration for the reasonable fees and disbursements of one counsel chosen by the holders of a majority of the Registrable Securities covered by such Registration.

7.3 Obligations of the Holders of Securities. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any Registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in the Registration in proportion to the aggregate selling price of the securities to be so registered.

ARTICLE VIII

INDEMNIFICATION

8.1 In General. In connection with any registration pursuant hereto, the Company agrees to indemnify, to the fullest extent permitted by law, each holder of Registrable Securities, its affiliates and their respective officers, directors, employees and agents, as the case may be, and each Person who controls the holder (within the meaning of the Securities Act), against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein as provided in Section 8.2 below. In connection with an underwritten offering, the Company shall indemnify the underwriters, their officers, directors and partners, as the case may be, and each Person who controls the underwriters (within the meaning of the Securities Act), to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

8.2 Information from the Holders. In connection with any registration statement in which a holder of Registrable Securities is participating pursuant to this Agreement, each holder shall furnish to the Company in writing information regarding such holder, the Registrable Securities and the intended distribution thereof for use in connection with any such registration statement or Prospectus and as shall be reasonably required in connection with any Registration, qualification or compliance required in connection with this Agreement and, to the fullest extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit furnished in writing by the holder specifically stating that it has been provided for inclusion in the registration statement and not corrected in a subsequent writing prior to the sale of the Registrable Securities; provided, that the obligation to indemnify shall be individual to each holder and shall be limited to the net amount of proceeds received by the holder from the sale of Registrable Securities pursuant to the registration statement.

8.3 Notice of Claim. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in the indemnified party’s reasonable judgment a conflict of interest between the indemnified and the indemnifying parties may exist with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between the indemnified party and any other of such indemnified parties with respect to such claim.

8.4 Survival of Indemnification. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

8.5 Contribution. The Stockholder and the Company agree that if, for any reason, the indemnification provisions contemplated by Section 8.1 are unavailable to or are insufficient to hold harmless any indemnified party in respect of all expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of all such expenses, claims, losses, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.5 were determined (i) by pro rata allocation (even if the Stockholder or any agents for, or underwriters of, the Registrable Securities, or all of them, were treated as one entity for such purpose); or (ii) by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8.5. The amount paid or payable by an indemnified party as a result of the expenses, claims, losses, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include (subject to any limitations set forth thereon) any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the obligation for contribution hereunder shall be individual to each holder and shall be limited to the net amount of proceeds received by the holder from such sale of Registrable Securities pursuant to the registration statement.

ARTICLE IX

PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

9.1 Participation in Underwritten Registrations. No Person may participate in any Registration hereunder which is underwritten unless the Person (a) agrees to accept the terms of the underwriting agreement as agreed upon by the Company and the underwriters selected in accordance with this Agreement, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided, however, that this Article IX will not require any holder of Registrable

Securities to agree to any lock up agreement or market standoff agreement other than those permitted by Section 5.1 hereof and that no holder of Registrable Securities included in any underwritten registration shall be required to (i) make any representations or warranties to the Company or the underwriters other than representations and warranties regarding the holder and the holder’s intended method of distribution or (ii) provide any indemnification other than as provided in Section 8.2.

ARTICLE X

REPORTS UNDER THE SECURITIES LAWS

10.1 Reports Under the Securities Laws. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit the holder to sell securities of the Company to the public without Registration, the Company agrees to:

(a) Make and keep public information available, as those terms are understood and defined in Rule 144, at all times subsequent to 90 days after the effective date of any registration statement covering an underwritten public offering filed under the Securities Act by the Company;

(b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it is subject to such reporting requirements; and

(c) Furnish to any holder so long as the holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the registration statement filed by the Company), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by any holder in availing itself of any rule or regulation of the Commission permitting the selling of any the securities without Registration.

ARTICLE XI

CERTAIN LIMITATIONS IN CONNECTION WITH FUTURE GRANTS

OF REGISTRATION RIGHTS

11.1 Certain Limitations in Connection with Future Grants of Registration Rights. From and after the date of this Agreement and until the six Demand Registrations provided for in Article II have been completed, together with any transferee of the Stockholder, has exercised, the Company shall not enter into any agreement with any holder or prospective holder of any securities of the Company providing for the granting to the holder of registration rights which:

(a) grants any registration rights to any Person that are superior in any respect to those granted thereunder;

(b) is otherwise inconsistent with the rights granted to the holders of Registrable Securities in this Agreement; and

(c) does not provide that the Stockholder has priority over such new holders of securities of the Company in any subsequent registration statement.

ARTICLE XII

TRANSFER OF REGISTRATION RIGHTS

12.1 Transfer of Registration Rights. Provided that the Company is given prompt written notice by the holder of Registrable Securities of any transfer of Registrable Securities by such holder stating the name and address of the transferee of such Registrable Securities and identifying the securities with respect to which the rights under this Agreement are being assigned and such transferee agrees in writing to be bound by the terms and conditions of this Agreement, the rights of the holder of Registrable Securities under this Agreement may be transferred in whole or in part at any time to any such transferee, so long as such transfer of securities is in accordance with all applicable state and federal securities laws and regulations. The Company shall be responsible for the Registration Expenses of any transferee or assignee pursuant to this Section 12.1 to the same extent as the original transferor.

ARTICLE XIII

INFORMATION BY HOLDERS OF REGISTRABLE SECURITIES

13.1 Reporting of Sales. Each holder of Registrable Securities shall report to the Company sales made pursuant to any Registration of such Registrable Securities.

ARTICLE XIV

MISCELLANEOUS

14.1 Notices. Any notice, demand, offer, or other instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the party giving such notice and shall, to the extent reasonably practicable, be sent by telecopy (with confirmation of receipt), and if not reasonably practicable to send by telecopy, then by hand delivery, overnight courier, telegram or certified mail (return receipt requested), to the other parties at the addresses set forth below or, if that address is not listed below, at the address contained in the member records of the Company:

If to the Company:

Huron Consulting Group Inc.

550 West Van Buren Street

Chicago, Illinois 60607

Attention: General Counsel

Facsimile: (312) 880-3250

If to the Stockholder:

HCG Holdings LLC

c/o Lake Capital Management LLC

676 North Michigan Avenue

Suite 3900

Chicago, Illinois 60611

Attention: Paul Yovovich

Facsimile: (312) 640 7065

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

333 West Wacker Drive

Chicago, Illinois 60006

Attention: Kimberly A. deBeers

Facsimile: (312) 407-0411

Each party may change the place to which notice shall be sent or delivered or specify one additional address to which copies of notices may be sent, in either case by similar notice sent or delivered in like manner to the other parties. Without limiting any other means by which a party may be able to prove that a notice has been received by the other party, a notice shall be deemed to be duly received: (a) if sent by hand, overnight courier or telegram, the date when duly delivered at the address of the recipient; (b) if sent by certified mail, the date of the return receipt; or (c) if sent by telecopy, upon receipt by the sender of an acknowledgment or transmission report generated by the machine from which the telecopy was sent indicating that the telecopy was sent in its entirety to the recipient’s telecopy number.

14.2 Captions. Titles or captions of Sections or Articles contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

14.3 Amendment. This Agreement may not be amended, modified or waived except by an instrument in writing signed by the Company and the parties hereto.

14.4 Waiver. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or as a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

14.5 Survival. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement and made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling person of any of the foregoing, and shall survive the transfer of any Registrable Securities, and the indemnification and contribution provisions set forth in Article VIII shall survive termination of this Agreement.

14.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

14.7 Entire Agreement; Assignment. This Agreement and any agreement, document or schedule attached hereto or thereto or referred to herein or therein, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, of the parties with respect to the subject matter hereof. Any oral representations or modifications concerning this instrument shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. The registration rights of any holder under this Agreement with respect to any Registrable Securities may be transferred and assigned in accordance with this Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

14.8 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon any such determination that any provision of this Agreement is invalid or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

14.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

14.10 Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the United States District Court for the Northern District of Illinois or the courts of the State of Illinois, in Cook County, this being in addition to any other remedy to which they are entitled at law or in equity.

14.11 Consent to Jurisdiction. Without limiting the provisions of Article VIII hereof, the parties agree that any legal proceeding by or against any party or with respect to or arising out of this Agreement may be brought in or removed to the United States District Court for the Northern District of Illinois or the courts of the State of Illinois, in Cook County, as the party or parties instituting such legal action or proceeding may elect. By execution and delivery of this Agreement, each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom. The parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified airmail, postage prepaid, to such parties at the addresses specified in Section 14.1.

Any such service of process shall be effective five (5) Business Days after mailing, or, if hand delivered, upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by applicable law. The parties hereby waive any right to stay or dismiss any action or proceeding under or in connection with this Agreement brought before the foregoing courts on the basis of (a) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, or that it or any of its property is immune from the above-described legal process, (b) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (c) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party is entitled pursuant to any final judgment of any court having jurisdiction.

14.12 IPO Expenses. In connection with the IPO contemplated by the Underwriting Agreement, the Company agrees to pay all of the offering expenses, including the expenses of the Stockholder, other than underwriting discounts and commissions and transfer taxes with respect to the shares being sold by the Stockholder.

[Signature Page Follows]

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

HURON CONSULTING GROUP INC.

By:
Name:	Gary E. Holdren
Title:	President and Chief Executive Officer

HCG HOLDINGS LLC

By:
Name:	Paul G. Yovovich
Title:	Authorized Person

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